Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

between

UNITED ENERGY GROUP LIMITED

and

TRANSMERIDIAN EXPLORATION INCORPORATED

Dated as of June 11, 2008 and Amended and Restated as of September 22, 2008

i

ii

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, dated as of June 11, 2008 and amended and restated as of September 22, 2008 (this “Agreement”), by and between UNITED ENERGY GROUP LIMITED, an exempted company with limited liability existing under the laws of Bermuda (“Investor”), and TRANSMERIDIAN EXPLORATION INCORPORATED, a Delaware corporation (the “Company”). All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Investment Agreement (as defined below).

WHEREAS, Investor and the Company entered into an Investor Rights Agreement on June 11, 2008 (the “Prior Agreement”) and desire to amend and restate the Prior Agreement in its entirety with this Agreement.

WHEREAS, Investor and the Key Senior Preferred Stockholders have entered into those certain Senior Preferred Stock Purchase Agreements, dated as of June 11, 2008, pursuant to which Investor has agreed to purchase from each of the Key Senior Preferred Stockholders, and each Key Senior Preferred Stockholder has agreed to sell to Investor, all of the shares of the Senior Preferred Stock owned of record and beneficially by such Key Senior Preferred Stockholder, upon the terms and subject to the conditions set forth in the Senior Preferred Stock Purchase Agreements (collectively, the “Rollover Transactions”);

WHEREAS, Investor and the Key Junior Preferred Stockholders have entered into that certain Junior Preferred Stock Purchase Agreement, dated as of June 11, 2008, pursuant to which Investor has agreed to purchase from each Key Junior Preferred Stockholder, and each Key Junior Preferred Stockholder has agreed to sell to Investor, all of the shares of the Junior Preferred Stock owned of record and beneficially by such Key Junior Preferred Stockholder, upon the terms and subject to the conditions set forth in the Junior Preferred Stock Purchase Agreement (the “Sale and Purchase Transactions”);

WHEREAS, Investor and the Company have entered into that certain Investment Agreement, dated as of June 11, 2008 and amended and restated as of September 22, 2008 (the “Investment Agreement”), pursuant to which (a) on August 4, 2008 Investor commenced a cash tender offer (the “Tender Offer”) to acquire the Remaining Shares of Senior Preferred Stock and the Remaining Shares of Junior Preferred Stock, and (b) on July 23, 2008, as requested by Investor, the Company and the 12% Senior Notes Issuer (i) commenced an offer to exchange New Senior Notes and the 12% Senior Notes Cash Payments for the 12% Senior Notes and (ii) concurrently with the exchange offer, are soliciting consents from holders of the 12% Senior Notes to adopt certain amendments to the Indenture, in each case upon the terms and subject to the conditions set forth in the Investment Agreement (such exchange offer and consent solicitation being collectively referred to herein as the “Exchange Offer”, and together with the Tender Offer, the “Offers”);

WHEREAS, pursuant to the Investment Agreement, upon the consummation of the Offers, the Rollover Transactions and the Sale and Purchase Transactions, the Company intends to issue to Investor (i) the Series B-1 Preferred Stock; (ii) the Series B-2 Preferred Stock; and (iii) the Mandatory Warrants and the Optional Warrants in exchange for (A) the Preferred Stock tendered pursuant to the Tender Offer; (B) the Senior Preferred Stock purchased by Investor pursuant to the Senior Preferred Stock Purchase Agreements; (C) the Junior Preferred Stock purchased by Investor pursuant to the Junior Preferred Stock Purchase Agreement; (D) the First Tranche Price; (E) the Second Tranche Price; and (F) the Additional Returns; and (b) a number of shares of Common Stock determined in accordance with Section 4.04 of the Investment Agreement and the Exchange Warrants in exchange for (x) the 12% Senior Notes and the New Senior Notes then held by Investor or any of its Affiliates and (y) that portion of the 12% Senior Notes Cash Payments funded by Investor, in each case upon the terms and subject to the conditions set forth in the Investment Agreement (collectively, the “Swap”);

WHEREAS, promptly after the Swap Closing, the Company intends to issue to Investor a number of shares of Common Stock to be determined pursuant to Section 4.04 of the Investment Agreement in exchange for that portion of the Senior Notes Repurchase Payment and the New Senior Notes Redemption Payment funded by Investor, upon the terms and subject to the conditions set forth herein (the “Repurchase and Redemption Issuance” and, together with the Swap, the Rollover Transactions, the Sale and Purchase Transactions and the Offers, the “Transactions”); and

WHEREAS, the parties hereto desire to enter into this Agreement to establish certain rights and obligations of Investor and the Company with respect to the New Preferred Stock and the Common Stock to be issued pursuant to the Investment Agreement and the Common Stock issuable upon the exercise of the Warrants.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms. Unless otherwise defined herein, the terms below shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Certificate(s) of Designations” means the Certificate of Designations with respect to the Series B-1 Preferred Stock and/or the Certificate of Designations with respect to the Series B-2 Preferred Stock, as the case may be.

“Holder” means Investor, and any transferee of Investor to whom Registrable Securities are permitted to be transferred in accordance with the terms of this Agreement and the Certificates of Designations, and, in each case, who continues to be entitled to the rights of a Holder hereunder.

“Pro Rata Percentage” means, for each class or type of securities being offered in an underwritten public offering, (i) the number of unregistered securities of such class or type held by a selling equity holder divided by (ii) the total number of unregistered securities of such class or type proposed to be sold by all selling equity holders.

“Registrable Securities” means (i) the New Preferred Stock and the Common Stock issuable upon conversion of any shares of the New Preferred Stock or upon exercise of any of the Warrants, and any shares of New Preferred Stock or Common Stock issued in lieu of cash dividends on the New Preferred Stock (ii) the Common Stock issued to the Investor pursuant to Sections 4.04(a) and (b) of the Investment Agreement; and (iii) any securities issuable or issued or distributed in respect of any of the New Preferred Stock or Common Stock identified in clauses (i) and (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. For purposes of this Agreement, (A) Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement and (B) the Registrable Securities of a Holder shall not be deemed to be Registrable Securities at any time when the entire amount of such Registrable Securities proposed to be sold by such Holder in a single sale (i) constitute less than 1% of the then outstanding shares of Common Stock, (ii) are or, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, may be, so distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in any three month period or (iii) any such Registrable Securities have been sold in a sale made pursuant to Rule 144 under the Securities Act (or any successor provision then in effect).

“Registration Statement” means a Demand Registration Statement, Piggy-Back Registration Statement and/or Shelf Registration Statement, as the case may be.

SECTION 1.02 Additional Defined Terms. The following terms have the meanings set forth in the Section set forth opposite such term:

Agreement	Preamble
Blackout Period	2.05
Company	Preamble
Demand for Registration	2.03
Demand Registration	2.01(a)
Demand Registration Statement	2.01(a)
Exchange Offer	Recitals
Holder Offer	3.02(d)
Indemnified Party	2.09(d)
Indemnifying Party	2.09(d)
Investment Agreement	Recitals
Investor	Preamble
Investor Designees	3.01
Maximum Number of Securities	2.01(b)
Negotiation Period	3.02(d)
Notice	3.02(a)
Offers	Recitals
Oversight Committee	3.01
Participating Demand Holders	2.01(a)
Participating Piggy-Back Holders	2.04(b)
Piggy-Back Registration	2.04(a)
Piggy-Back Registration Statement	2.04(a)
Prior Agreement	Recitals
Repurchase and Redemption Issuance	Recitals
Rollover Transactions	Recitals
Sale and Purchase Transactions	Recitals
Sale Transaction	3.02(b)
Shelf Registration	2.02(a)
Shelf Registration Period	2.02(b)
Shelf Registration Statement	2.02(a)
Swap	Recitals
Tender Offer	Recitals
Third Party Offer	3.02(a)
Transactions	Recitals

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01 Demand Registration. (a) Upon receipt of a written request from a Holder holding at least 25% of the Registrable Securities at such time (on an as converted basis) requesting that the Company effect a registration (a “Demand Registration”) under the Securities Act covering all or part of the Registrable Securities which specifies the intended method or methods of disposition thereof, the Company shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 2.04 hereof may elect (by written notice sent to the Company within ten (10) Business Days from the date of such Holder’s receipt of the aforementioned notice from the Company) to have all or part of such Holder’s Registrable Securities included in such registration thereof pursuant to this Section 2.01, and such Holder shall specify in such notice the number of Registrable Securities that such Holder elects to include in such registration. Thereupon the Company shall, as expeditiously as is possible, but in any event no later than thirty (30) days (excluding any days which occur during a permitted Blackout Period under Section 2.05 below) after receipt of a written request for a Demand Registration, file with the SEC and use its reasonable best efforts to cause to be declared effective, a registration statement (a “Demand Registration Statement”) relating to all shares of Registrable Securities which the Company has been so requested to register by such Holders (“Participating Demand Holders”) for sale, to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered.

(b) If the Participating Demand Holders in a Demand Registration relating to a public offering holding a majority in interest of Registrable Securities (on an as converted basis) for which such Demand Registration was requested request that the offering be underwritten with a managing underwriter selected in the manner set forth in Section 2.13 below and such managing underwriter of such Demand Registration advises the Company in writing that, in its opinion, the number of securities to be included in such offering is greater than the total number of securities which can be sold therein without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the “Maximum Number of Securities”), then the Company shall include in such Demand Registration the Registrable Securities that the Participating Demand Holders have requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities. If such amount exceeds the Maximum Number of Securities, the number of Registrable Securities included in such Demand Registration shall be allocated among all of the Participating Demand Holders on a pro rata basis (based on the number of Registrable Securities held by each Participating Demand Holder). If the amount of such Registrable Securities does not exceed the Maximum Number of Securities, the Company may include in such Demand Registration any other securities of the Company held by other security holders of the Company in an amount not to exceed the difference between (i) the Maximum Number of Securities and (ii) the Registrable Securities which the Company has been requested to register by the Participating Demand Holders, as the Company may in its reasonable discretion determine or be obligated to allow, in an amount which together with the Registrable Securities included in such Demand Registration shall not exceed the Maximum Number of Securities.

(c) Registrations under this Section 2.01 shall be on such appropriate form of the SEC (i) as shall be selected by the Company and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Holders’ request for such registration.

(d) Notwithstanding anything to the contrary contained herein, the Company shall not be required to prepare and file (i) more than two (2) Demand Registration Statements in any twelve-month period or (ii) any Demand Registration Statement within ninety (90) days following the date of effectiveness of any other Registration Statement.

SECTION 2.02 Shelf Registration. (a) Any Demand Registration Statement may be required by Participating Demand Holders constituting a majority of the Registrable Securities (on an as converted basis) for which such Demand Registration was requested to be in an appropriate form under the Securities Act (a “Shelf Registration Statement”) relating to any or all of the Registrable Securities in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (the “Shelf Registration”).

(b) The Company shall use its reasonable best efforts to have such Shelf Registration Statement declared effective, subject to Section 2.05 below, and to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it (i) is available for resales of Registrable Securities by such Holders; (ii) conforms with the requirements of this Agreement, the Securities Act and the policies, rules, regulations and other applicable requirements of the SEC as announced from time to time; and (iii) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein), in each case until such time as all of the Registrable Securities covered by the Shelf Registration Statement (A) have been sold in the manner provided for therein and pursuant thereto, (B) have been distributed to the public pursuant to Rule 144 under the Securities Act (or any successor rule thereof), or (C) cease to be outstanding (the “Shelf Registration Period”). A request of a Demand Holder under this Section 2.02 shall be deemed to be a request for a Demand Registration for the purposes of Section 2.01(d).

(c) Registrations under this Section 2.02 shall be on such appropriate form of the SEC (i) as shall be selected by the Company and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Holders’ request for such registration.

SECTION 2.03 Limitations on Demand/Shelf Registrations. Holders shall be entitled to an aggregate of three (3) Registrations of Registrable Securities pursuant to Section 2.01 or Section 2.02 (each, a “Demand for Registration”); provided that a registration requested pursuant to Section 2.01 or Section 2.02 shall not be deemed to have been effected for purposes of this Section 2.03 unless (i) it has been declared effective by the SEC; (ii) it has remained effective for the period set forth in Section 2.06(a), subject to Section 2.05 and Section 2.06(i); and (iii) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (for any reason other than the acts or omissions of Holders) unless such stop order, injunction or other order or requirement of the SEC has been withdrawn, vacated or otherwise removed.

SECTION 2.04 Piggy-Back Registration. (a) If the Company proposes to file on its behalf and/or on behalf of any holder of its securities (other than a Holder) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the registration of Common Stock or preferred stock that is convertible to Common Stock (a “Piggy-Back Registration”), it will give written notice to all Holders at least thirty (30) days before the initial filing with the SEC of such piggy-back registration statement (a “Piggy-Back Registration Statement”), which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer such Holders the opportunity to include in such filing such number of Registrable Securities as each such Holder may request.

(b) Each Holder desiring to have Registrable Securities registered under this Section 2.04 (“Participating Piggy-Back Holders”) shall advise the Company in writing within fifteen (15) days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, subject to paragraph (c) below, and shall use its reasonable best efforts to effect registration of such Registrable Securities under the Securities Act.

(c) If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by the Company would be greater than the Maximum Number of Securities (having the same meaning as defined in Section 2.01 but replacing the term “Demand Registration” with “Piggy-Back Registration”), then:

(i) In the event that the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities the Company proposes to register and second, the securities of all other selling equity holders, including the Participating Piggy-Back Holders, to be included in such Piggy-Back Registration in an amount which together with the securities the Company proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling equity holders based on each such holder’s Pro Rata Percentage.

(ii) In the event any holder of securities of the Company (other than a Holder) initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities such initiating equity holder proposes to register, second, the securities of any other selling equity holders (including Participating Piggy-Back Holders), in an amount which together with the securities the initiating equity holder proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such other selling equity holders based on each such holder’s Pro Rata Percentage; and third, any securities the Company proposes to register, in an amount which, together with the securities the initiating equity holder and the other selling equity holders propose to register, shall not exceed the Maximum Number of Securities.

(d) The Company will not hereafter enter into any agreement that is inconsistent with the rights of priority provided in paragraph (c) above.

SECTION 2.05 Blackout Periods. The Company shall have the right to delay the filing or effectiveness, or in the case of a Shelf Registration Statement, to suspend the use, of a Registration Statement required pursuant to Section 2.01, Section 2.02 or Section 2.04 hereof during no more than two (2) periods aggregating to not more than forty-five (45) days in any twelve-month period (except as a result of a review of any post-effective amendment by the SEC before declaring any post-effective amendment to a Registration Statement effective, provided that the Company has used its reasonable best efforts to cause such post-effective amendment to be declared effective) (a “Blackout Period”) in the event that in the judgment of the Board, (i) there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar transaction in which the Company is engaged or in respect of which the Company proposes to engage in discussions or negotiations, or has proposed or taken a substantial step to commence, (ii) there is an event or state of facts relating to the Company which is material to the Company the disclosure of which would, in the reasonable judgment of the Company be adverse to its interests or (iii) it is required by law, rule, regulation or published release or interpretation of the SEC to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information; provided, however, that the Company shall delay during such Blackout Period the filing or effectiveness of any Registration Statement or suspend the use of any Registration Statement, as applicable, required pursuant to the registration rights of the holders of any securities of the Company. The Company shall promptly give the Holders written notice of such determination containing a general statement of the reasons for such postponement and an approximation of the anticipated delay.

SECTION 2.06 Registration Procedures. If the Company is required by the provisions of Section 2.01, Section 2.02 or Section 2.04 to use its reasonable best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable and to remain effective for a period of time required for the disposition of such securities by the holders (including the Holders) thereof but not to exceed thirty (30) days (except with respect to a Shelf Registration Statement which shall remain effective for the Shelf Registration Period); provided, however, that before filing such Registration Statement or any amendments or supplements thereto (including in each case all exhibits), the Company shall furnish the representatives of the Holders referred to in Section 2.06(m) copies of all documents proposed to be filed, which documents will be subject to the review of such Holders and their respective representatives. The Company shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders of such Registrable Securities not being able to sell such Registrable Securities during that period, unless such action is required under applicable law or except to the extent contemplated by Section 2.05 or 2.06(i)(v);

(b) prepare and file with the SEC such amendments and supplements (including in each case all exhibits) to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of thirty (30) days (except with respect to the Shelf Registration Statement, for which such period shall be the Shelf Registration Period);

(c) furnish to such selling security holders (including the Holders) such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits), such copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders (including the Holders) may reasonably request in order to facilitate the public sale or other disposition of the securities covered by such Registration Statement. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each Holder participating in the offering and sale of the Registrable Securities covered by the prospectus, or any amendment or supplement thereto, included in the applicable Registration Statement;

(d) prior to any public offering of the securities pursuant to the applicable Registration Statement, register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as each Holder of such securities shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder, and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this provision, or submit to the general service of process in any such jurisdiction;

(e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2.01, Section 2.02 or Section 2.04, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Registrable Securities becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Securities (on an as converted basis) included in such registration, as the case may be, may reasonably request; (2) such customary documents and certificates executed and delivered by the Company’s officers, and any updates thereof, as requested by the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then the Holders making such request; and (3) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Securities (on an as converted basis) included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction; provided that, to be an addressee of such letter, each Holder may reasonably be required to confirm that it is in the category of persons to whom a comfort letter may be delivered in accordance with applicable accounting literature;

(f) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(g) comply with all applicable rules and regulations of the SEC, and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder generally available to the Holders no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods;

(h) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are listed or traded;

(i) give written notice to the Holders:

(i) when such Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the Company to make changes in such Registration Statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

(j) use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

(k) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);

(l) upon the occurrence of any event contemplated by Section 2.06(i)(v) or Section 2.05(iii) above, promptly prepare and file a post-effective amendment to such Registration Statement or a supplement to the related prospectus or prepare and file any other required document so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 2.06(i)(v) or 2.05(iii) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made or the post-effective amendment has become effective, as the case may be, then the Holders shall suspend use of such prospectus, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date Holders shall have received such amended or supplemented prospectus pursuant to this Section 2.06(l);

(m) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with the registration, in each case as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that any such information that the Company reasonably determines, in good faith, to be confidential and notifies such Holder, attorney, accountant, agent or any such underwriter is confidential shall not be used by the underwriters or the Holders as the basis for any market transactions in the securities of the Company (unless and until such information is made generally available to the public through no violation of this Section 2.06(m)) and shall not be disclosed by such persons to any other person unless (i) such information relates to a misstatement or omission in a Registration Statement, (ii) the release of such information is required by applicable law, legal process, or the rules of the SEC, a securities exchange, market or automated quotation system, or (iii) such information has been generally made available to the public;

(n) in connection with any underwritten offering, make appropriate officers of the Company available to the selling security holders for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary “road show” material, in each case in accordance with the recommendations of the underwriters and in all respects in a manner consistent with other new issuances of securities in an offering of a similar size to such offering of the Registrable Securities, in connection with any proposed sale of the Registrable Securities in an aggregate offering of at least US$5,000,000;

(o) use its reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters;

(p) (i) if requested by Investor, furnish, without charge, prior to the filing thereof with the SEC, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that Investor (with respect to any portion of an unsold allotment from the original offering) is participating in the Registration Statement, the Company shall use its reasonable best efforts to reflect in each such document, when so filed with the SEC, such comments as Investor reasonably may propose; and (ii) in the case of a Shelf Registration Statement, file pursuant to Rule 424(b) under the Securities Act a supplement to the prospectus contained in the Shelf Registration Statement or, if required, file a post-effective amendment to the Shelf Registration Statement, in each case, to cover new Holders of Registrable Securities or any additional Registrable Securities acquired by existing Holders upon at least seven (7) Business Days prior written notice by such new Holder or existing Holder to such effect and the delivery by such new Holder or existing Holder of a duly completed questionnaire in customary form necessary for the Company to comply with the disclosure requirements of the Securities Act and any other applicable governing or regulatory body having jurisdiction over the Registration Statement;

(q) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to the Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Registrable Securities pursuant to the Registration Statement, except in such cases where such Registrable Securities are required to be issued only in book-entry form pursuant to the terms of the applicable Certificate of Designations; and

(r) use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by any Registration Statement contemplated hereby.

It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of any Holder that such Holder shall furnish to the Company a questionnaire in customary form necessary for the Company to comply with the disclosure requirements of the Securities Act and any other applicable governing or regulatory body having jurisdiction over the Registration Statement and such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event described in Section 2.05(iii) or Section 2.06(i) such Holder will as promptly as reasonably practicable discontinue disposition of Registrable Securities pursuant to a Registration Statement until (i) any such stop order is withdrawn, vacated or otherwise removed or (ii) such Holder receives copies of the supplemented or amended prospectus, as the case may be.

SECTION 2.07 Expenses. All expenses incurred in connection with each registration pursuant to Section 2.01, Section 2.02 or Section 2.04 of this Agreement, excluding brokers’ and underwriters’ discounts and commissions and transfer taxes, but including without limitation all registration, filing and qualification fees and expenses, word processing, duplicating, printers’ and accounting fees (including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance), all application, listing and filing fees in connection with listing on a national securities exchange or automated quotation system pursuant to the requirements hereof, messenger and delivery expenses, telephone usage expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company, and fees and expenses of the Company and the underwriters relating to “road show” investor presentations, including the cost of any aircraft chartered for such purpose, and the reasonable fees and disbursements, which shall not exceed US$100,000, of one counsel for the selling Holders (which counsel shall be a nationally recognized firm experienced in securities laws matters that is chosen by the Holders holding a majority in interest of the Registrable Securities being registered (on an as converted basis)), shall be paid by the Company, except that:

(a) all such expenses in connection with any amendment or supplement to a Registration Statement or prospectus filed more than thirty (30) (or in the case of a Shelf Registration Statement, ninety (90) days) days after the effective date of such Registration Statement because any Holder has not effected the disposition of the Securities requested to be registered shall be paid by such Holder;

(b) the Holders shall bear and pay the underwriting commissions and discounts applicable to securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement; and

(c) the Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

SECTION 2.08 Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after ninety (90) days after any Registration Statement covering securities of the Company shall have become effective, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each Holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

SECTION 2.09 Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Holder, such Holder’s directors and officers, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each person, if any, who controls such Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder’s directors and officers, such participating person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.09(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); provided, further, that the Company shall not be liable to any Holder, such Holder’s directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder’s directors and officers, participating person or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder’s directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder.

(b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.09(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), and provided, further, that the liability of each Holder hereunder shall be limited to the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

(c) If the indemnification provided for in this Section 2.09 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (c) is not permitted by applicable law, the parties shall contribute based upon the relevant benefits received by the Company from the initial offering of the Registrable Securities on the one hand and the net proceeds received by the Holders from the sale of such Registrable Securities on the other.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.09(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d) Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnified Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnifying Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(e) The agreements contained in this Section 2.09 shall survive the transfer of the Registered Securities by any Holder and sale of all the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or such director, officer or participating or controlling Person.

SECTION 2.10 Certain Additional Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of any Holder (i) if such Holder or any underwriter of such Registrable Securities shall fail to furnish to the Company necessary information in respect of such Person or the distribution of such Registrable Securities, or (ii) if such registration involves an underwritten offering, such Registrable Securities are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other securities being sold through underwriters in the registration or such Holder fails to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering.

SECTION 2.11 Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders (on an as converted basis), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are as or more favorable taken as a whole than the registration rights granted to the Holders hereunder unless the Company shall also give such rights to the Holders hereunder.

SECTION 2.12 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

SECTION 2.13 Selection of Managing Underwriters. In the event the Participating Demand Holders have requested an underwritten offering, the underwriter or underwriters shall be selected by the Company and shall be approved by the Holders of a majority of the shares being so registered (on an as converted basis); provided that (i) all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities; (ii) any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Securities; and (iii) no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder’s intended method of distribution and any other representations required by law or reasonably required by the underwriter. Subject to the foregoing, all Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Securities by written notice to the Company, the managing underwriter and the other Holders participating in such registration. The securities so withdrawn shall also be withdrawn from registration.

ARTICLE III

ADDITIONAL AGREEMENTS

SECTION 3.01 Oversight Committee. As of the Swap Closing, the Board shall designate a committee of the Board (the “Oversight Committee”) consisting of three directors, two of whom shall be directors designated by Investor (the “Investor Designees”). Any vacancy created by the resignation, removal or absence of any Investor Designee shall be filled by another director designated by Investor. Meetings of the Oversight Committee shall be held at least monthly during each fiscal year. The Oversight Committee shall be solely responsible for determining the appropriate allocation and use of the Proceeds by the Company. The Proceeds shall be allocated and used in accordance with the capital requirements schedule agreed by the parties, as reasonably determined by the Oversight Committee. All decisions of the Oversight Committee shall require approval of a majority of its members. Notwithstanding the foregoing, if Investor reasonably determines that the use or allocation of Proceeds by the Company is materially inconsistent with such capital requirements schedule, Investor shall be entitled to instruct the Escrow Agent to cease distribution of the Proceeds from the Escrow Account in accordance with the Escrow Agreement until such matter is resolved by the parties hereto to the satisfaction of Investor.

SECTION 3.02 Notification of Initiation of Sale or Acquisition Proposal.

(a) If the Company (i) desires to initiate a Sale Transaction or (ii) receives and desires to pursue a bona fide offer from a third party to effect a Sale Transaction (a “Third Party Offer”), the Company shall promptly, and in any event within five (5) Business Days, deliver to the Holders written notice of, as applicable, (x) its desire to initiate a Sale Transaction or (y) the fact that a Third Party Offer has been made and that the Company desires to pursue such Third Party Offer (the “Notice”).

(b) As used herein, a “Sale Transaction” shall mean, whether accomplished through one or a series of related transactions, (i) a merger, consolidation or other business combination following which the outstanding Common Stock immediately prior to such transaction will represent less than 50% of the outstanding Common Stock of the Company or other entity surviving such transaction or any entity controlling the Company immediately after the completion of the transaction or (ii) a sale of all or substantially all of the assets of the Company and its Subsidiaries.

(c) The Notice shall also include the general form of the Sale Transaction (i.e., to the extent then known, the form (stock, cash or other consideration) and approximate amount of consideration and structure of the Sale Transaction (merger, stock purchase or asset purchase)) and the identity of the other party. If the Sale Transaction is with a named party, the Notice shall specify the identity of such named party and the amount and form of consideration offered. Until the later of (i) fifteen (15) Business Days after receipt of the Notice by the Holders and (ii) if the Holders make a Holder Offer (as defined below) during such period, the expiration of the Negotiation Period (as defined below), the Company may not enter into a definitive agreement with respect to any Sale Transaction.

(d) Each Holder shall have up to fifteen (15) Business Days following the date such Notice is received by such Holder to notify the Company in writing if it wishes to make an offer for a Sale Transaction, which notice shall include the form and amount of consideration and the structure of the Sale Transaction proposed by such Holder (each, a “Holder Offer”). Any Holder that fails to so notify the Company within such fifteen (15) Business Day period shall be deemed to have waived its rights under this Section 3.02 with respect to such Third Party Offer (provided that such waiver shall not affect such Holder’s rights under this Section 3.02 with respect to any future Sale Transaction or Third Party Offer). If the Board in good faith determines that any Holder Offer is reasonably likely to result in a transaction that will be competitive with the proposed transaction giving rise to the Notice, the Company and such Holder will negotiate in good faith for a period of twenty (20) days following the Company’s receipt of such Holder Offer (the “Negotiation Period”) to reach mutual agreement on the terms of the Holder Offer.

(e) If, at the end of the Negotiation Period, the Holder and the Company do not mutually agree to the terms of a Sale Transaction, then, and only then, such Holders’ right of negotiation hereunder shall expire with respect to the Third Party Offer and the Company shall be free thereafter (without liability to the Holders) to enter into a definitive agreement formalizing the Third Party Offer with such third party; provided that in the event a new Sale Transaction is proposed by a third party other than the party initially notified by the Company in the Notice, and the Company desires to pursue such Sale Transaction, the procedures of this Section 3.02 shall be repeated in respect of such newly proposed Sale Transaction.

SECTION 3.03 Certificate of Incorporation and Bylaws to be Consistent. The Company shall take or cause to be taken all lawful action necessary or appropriate to ensure that at all times its amended and restated certificate of incorporation, amended and restated bylaws and any other organizational or constitutional documents, and any amendments or supplements thereto, contain provisions consistent with the terms of this Agreement (including without limitation this Article III) and none of the foregoing or any of the corresponding constituent documents of the Subsidiaries contain any provisions inconsistent therewith or which would in any way nullify or impair the terms of this Agreement or the rights of the Company or of the Holders hereunder. None of the Company, the Board, any committee thereof or the Holders shall take or cause to be taken any action inconsistent with the terms of this Agreement (including without limitation this Article III) or the Holders’ or the Company’s rights hereunder. Without limiting the generality of the foregoing, any stockholders’ rights plan or other anti-takeover measure adopted by the Company shall exclude the Holders from its operation in all respects, and shall not impair in any respect the rights of the Holders hereunder, including their rights under Section 3.02.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01 Effectiveness. This Agreement shall become effective as of the Swap Closing.

SECTION 4.02 Termination. This Agreement shall terminate only (a) by virtue of a written agreement to that effect, signed by all parties hereto or all parties then possessing any rights hereunder, or (b) upon the expiration of (i) all rights created hereunder and (ii) all statutes of limitations applicable to the enforcement of claims hereunder; provided that no termination of this Agreement pursuant to clause (a) or (b) above shall affect the right of any party to recover damages or collect indemnification for any breach of the representations, warranties or covenants herein that occurred prior to such termination. Notwithstanding the foregoing, the Company shall not have any obligation to keep effective or file a Registration Statement after such time as there are no Registrable Securities outstanding.

SECTION 4.03 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 4.04 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and a majority in interest of the Holders (on an as converted basis and including any holders of Warrants), or, in the case of a waiver, by the party or parties against whom the waiver is to be effective; provided, however, that waiver by the Holders shall require the consent of a majority in interest of the Holders (on an as converted basis and including any holders of Warrants).

(b) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SECTION 4.05 Notice Generally. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, by facsimile upon written confirmation of delivery or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.05):

(a)	If to Investor, at:

United Energy Group Limited
Unit 2112, Two Pacific Place
88 Queensway
Central, Hong Kong
	Attention:	Rachel Zhang, Executive Director
	Facsimile:	+852 2522 6938

with a copy to:

Shearman & Sterling LLP
12th Floor Gloucester Tower The Landmark, 11 Pedder Street Central, Hong Kong
	Attention:	Paul Strecker
	Facsimile:	+852 2978 8099

(b)	If to the Company, at:

Transmeridian Exploration Incorporated
5847 San Felipe, Suite 4300
Houston, Texas 77057
U.S.A.
	Attention:	Chief Financial Officer
	Facsimile:	+1 713 781 6593

with a copy to:

Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor Houston, Texas 77002-5200 U.S.A.
	Attention:	James L. Rice III
	Facsimile:	+1 713 236 0822

(c) If to any Holder (besides Investor), at its last known address appearing on the books of the Company maintained for such purpose or at such other address as may be substituted by notice given as herein provided.

SECTION 4.06 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The registration rights of any Holder with respect to any Registrable Securities, and the other rights of the Holders contained herein, shall be transferred to any Person who is the transferee of such Registrable Securities. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 2.09, no Person other than the parties hereto, the Holders, and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

SECTION 4.07 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 4.08 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the DGCL). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in The City of New York for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

SECTION 4.09 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 4.09.

SECTION 4.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 4.11 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof including the Prior Agreement.

SECTION 4.12 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

SECTION 4.13 Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereto hereby waive the benefit of any rule of Law, including California Civil Code Section 1654 and any successor or amended statute, or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

SECTION 4.14 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TRANSMERIDIAN EXPLORATION INCORPORATED

By:	/s/ Earl W. McNiel
Name:	Earl W. McNiel
Title:	Vice President

UNITED ENERGY GROUP LIMITED

By:	/s/ Zhang Hongwei
Name:	Zhang Hongwei
Title:	Chairman and Executive Director

Investor Rights Agreement